Exhibit 99.1
SCHEDULE 13D/A

CUSIP No.	737525105
EXHIBIT 1
SCHEDULE 13D JOINT FILING AGREEMENT
In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D/A to which this joint filing agreement is attached, and any and all future amendments to the Schedule 13D/A, and have duly executed this joint filing agreement as of the date set forth below.
Dated: May 19, 2010

SP OPPORTUNITY PARTNERS IV LP
By:	SP Opportunity Advisors IV LLC

By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

SP OPPORTUNITY PARTNERS IX LP
By:	SP Opportunity Advisors IX LLC

By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

SCM CAPITAL PARTNERS LP
By:	SP Capital Advisors LLC

By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

SP FOCUS PARTNERS LP
By:	SP Focus Advisors LLC

By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

SP OPPORTUNITY ADVISORS IV LLC
By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

SP OPPORTUNITY ADVISORS IX LLC
By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

SCHEDULE 13D/A

CUSIP No.	737525105

SP CAPITAL ADVISORS LLC
By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

SP FOCUS ADVISORS LLC
By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

STEELPATH CAPITAL MANAGEMENT LLC
By:	/s/ Gabriel A. Hammond
Gabriel A. Hammond, its manager

/s/ Gabriel A. Hammond
Gabriel A. Hammond